Frank Russell Investment Company

                            Russell Investment Funds

                                POWER OF ATTORNEY

Jack Thompson does hereby authorize Gregory J. Lyons or Mary Beth Rhoden to sign as his agent any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment, and any Application for Exemptive Relief or other filings with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.


/s/ Jack Thompson                                            Dated: May 23, 2005
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Jack Thompson



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